UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2007

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On November 12, 2007, DreamWorks Animation SKG, Inc. (the “Company”) entered into a repurchase agreement (the “Foundation Repurchase Agreement”) with The David Geffen Foundation (the “Foundation”). Pursuant to the Foundation Repurchase Agreement, the Company has agreed to repurchase an aggregate of 1,100,000 shares (the “Shares”) of the Company’s Class A Common Stock held by the Foundation. The Shares will be repurchased at a price of $29.6307 per share, or an aggregate purchase price of $32,593,770.00. The Foundation is a charitable organization originally established by David Geffen, one of the Company’s directors. The Shares were received by the Foundation via a donation by Mr. Geffen. Under the terms of the Foundation Repurchase Agreement, the repurchase of these shares is expected to be completed on November 15, 2007.

The foregoing description of the Foundation Repurchase Agreement is qualified in its entirety by reference to the Foundation Repurchase Agreement, which is attached as Exhibit 99.1 to this Current Report of Form 8-K and is incorporated herein by reference.

ITEM 8.01	Other Events.

On November 8, 2007, DreamWorks Animation SKG, Inc. (the “Company”) entered into a repurchase agreement (the “UCLA Repurchase Agreement”) with The UCLA Foundation (the “Foundation”). Pursuant to the UCLA Repurchase Agreement, the Company has agreed to repurchase an aggregate of 1,257,000 shares (the “Shares”) of the Company’s Class A Common Stock held by the Foundation. The Shares will be repurchased at a price of $31.9077 per share, or an aggregate purchase price of $40,107,979.00. Under the terms of the UCLA Repurchase Agreement, the repurchase of these shares is expected to be completed on November 14, 2007.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Repurchase Agreement dated as of November 12, 2007 by and between the Company and The David Geffen Foundation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: November 14, 2007	By:	/s/ Katherine Kendrick
Katherine Kendrick
General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Repurchase Agreement dated as of November 12, 2007 by and between the Company and The David Geffen Foundation.

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